UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2004

Garden Fresh Restaurant Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-25886	330028786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15822 Bernardo Center Drive, Suite A San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

(858) 675-1600

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On February 17, 2004, Garden Fresh Restaurant Corp., a Delaware corporation (“Garden Fresh”), issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the mailing of definitive proxy materials to its stockholder in connection with a special meeting of stockholders called to approve the merger of Garden Fresh with a subsidiary of GF Holdings, Inc. (the “Merger”).

On February 5, 2004, the plaintiff in a purported class action lawsuit that was filed against Garden Fresh and its directors shortly after the announcement of the Merger voluntarily withdrew the complaint without prejudice. The plaintiff and Garden Fresh agreed to bear their own costs in connection with the lawsuit.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release dated February 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Garden Fresh Restaurant Corp.

Date: February 17, 2004	By:	/s/ David W. Qualls

David W. Qualls Chief Financial Officer and Secretary

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
99.1	Press Release dated February 17, 2004.